Exhibit 99.13

SECOND SUPPLEMENTAL AGENCY AGREEMENT
relating to the issue of US$[•],000,000 Fixed Rate

Resettable Tier 2 Notes due 2027 pursuant to the
US$7,000,000,000
GLOBAL MEDIUM TERM NOTE PROGRAMME of

TÜRKİYE VAKIFLAR BANKASI T.A.O.

Dated [  ] February 2017

LONDON

THIS AGREEMENT is dated [  ] February 2017 and made between:

(1)                                 TÜRKİYE VAKIFLAR BANKASI T.A.O. (the “Issuer”);

(2)                                 THE BANK OF NEW YORK MELLON acting through its London Branch (the “Fiscal Agent” and the “Exchange Agent”, which expression, in each case, shall include any successor fiscal and principal paying agent or exchange agent appointed under clause 23 of the Original Agency Agreement (as defined below));

(3)                                 THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A. as registrar (the “Registrar”, which expression shall include any successor registrar appointed under clause 23 of the Original Agency Agreement); and

(4)                                 THE BANK OF NEW YORK MELLON, NEW YORK BRANCH (together with the Registrar, the “Transfer Agents”, which expression shall include any additional or successor transfer agent appointed under clause 23 of the Original Agency Agreement and “Transfer Agent” shall mean any of the Transfer Agents).

BACKGROUND:

(A)                               The parties to this Agreement entered into an amended and restated agency agreement dated 17 April 2015, as supplemented by the supplemental agency agreement dated 18 April 2016 and amended by the amendment agreement dated 9 June 2016 (together, the “Original Agency Agreement”) in respect of the Issuer’s global medium term note programme (the “Programme”).

(B)                               The Issuer has issued on the date hereof US$[•],000,000 Fixed Rate Resettable Tier 2 Notes due 2027 (the “Notes”). The parties hereto have agreed to enter into this Agreement to effect certain amendments to the Original Agency Agreement which shall apply only to this Series of Notes.

IT IS AGREED that:

1.                                      INTERPRETATION

Terms and expressions defined in the Original Agency Agreement but not in this Agreement shall have the same meanings in this Agreement, except where the context otherwise requires or unless otherwise stated.

2.                                      AMENDMENTS TO THE ORIGINAL AGENCY AGREEMENT

2.1                               Scope of amendments to the Original Agency Agreement

The parties to this Agreement agree that the amendments to the Original Agency Agreement set out in this Agreement will only apply to the Notes (which expression shall include any further Notes which may be consolidated and form a single series with the outstanding Notes in accordance with Condition 16) and will not apply to any other Series of Notes issued under the Programme.

2.2                               Amendment to certain definitions

(a)                                 References in the definitions of “Regulation S Global Note”, “Rule 144A Global Note” and “Definitive Registered Note” in Clause 1.1 of the Original Agency Agreement to such Notes being in or substantially in the form set out in a part of Schedule 6 of the Original Agency Agreement (or any similar or like reference) shall be deemed to be deleted and replaced by a reference to such Notes being in the relevant form set out in Annex 1 of this Agreement.

(b)                                 Paragraph (a) of the definition of “outstanding” contained in clause 1.1 of the Original Agency Agreement shall be deleted in its entirety and replaced with the following:

“(a)                           those Notes which have been redeemed and cancelled pursuant to the applicable Conditions or which have been Written-Down in full;”.

2.3                               Amendment to other duties of the Registrar

Clause 10.2(a) and 10.2(d) of the Original Agency Agreement shall be deleted in their entirety and replaced with the following:

“(a)                           maintain at its specified office a register (the “Register”) of the holders of the Registered Notes that shall show: (i) the nominal amount of the Notes represented by, and the serial numbers of, each Registered Global Note and Definitive Registered Note, (ii) the dates of issue of all Registered Notes, (iii) all subsequent transfers and changes of ownership of Registered Notes, (iv) the names and addresses of the holders of the Registered Notes, (v) all cancellations of Registered Notes, whether because of their purchase by the Issuer, replacement or otherwise (including, without limitation, in connection with, and as a result of, a Write-Down in accordance with Condition 6.1), and (vi) all replacements of Registered Notes (subject, where appropriate, in the case of sub-clause (v), to the Registrar having been notified as provided in this Agreement);”; and

“(d)                           make any necessary notations on Registered Global Notes following transfer or exchange of interests in them or upon any Write-Down of the Registered Notes.”

2.4                               Amendments to duties of Agents in connection with Early Redemption

Clause 13(a) of the Original Agency Agreement shall be deleted in its entirety and replaced with the following:

“(a)                           If the Issuer decides to redeem any Notes for the time being outstanding before their Maturity Date in accordance with the Conditions or a Non-Viability Event occurs, the Issuer shall (i) in the case of a redemption of any Notes, give notice of the decision to the Fiscal Agent and the Registrar stating the date on which such Notes are to be redeemed and the nominal amount of Notes to be redeemed not less than 7 days before the date on which the Issuer will give notice to the Noteholders in accordance with the Conditions of the redemption and (ii) on the occurrence of a Non-Viability Event, deliver to the

Fiscal Agent in accordance with Condition 6.1 and the Registrar the statement(s) in writing received from (or published by) the BRSA of its determination of such Non-Viability Event and specifying the Write-Down Amount as soon as practicable upon receiving notice thereof from the BRSA, in each case, in order to enable the Fiscal Agent and the Registrar to carry out their respective duties under this Agreement and the Conditions.”

2.5                               Amendments to Cancellation

Clause 15.1 of the Original Agency Agreement shall be deleted in its entirety and replaced with the following:

“All Notes that are Written-Down in full in accordance with Condition 6.1 or redeemed, all Global Notes that are exchanged in full, all Registered Notes that have been transferred, all Receipts or Coupons that are paid and all Talons that are exchanged shall be cancelled by the Agent by which they are Written-Down, redeemed, exchanged, transferred or paid as aforesaid. In addition, the Issuer or any Related Entity may, in accordance with Condition 8.6 (Cancellation), surrender to the Fiscal Agent or the Registrar any Notes (in the case of Definitive Bearer Notes, with all unmatured Receipts, Coupons or Talons (if any) related to them) held by it that it wishes to have cancelled, which Notes (and, if applicable, unmatured Receipts, Coupons or Talons) shall be promptly cancelled by the Fiscal Agent or, as the case may be, Registrar. Each of the Agents shall give to the Fiscal Agent details of all payments made by it in accordance with this Clause 15.1 and shall deliver all cancelled Notes, Receipts, Coupons and Talons to the Fiscal Agent or as the Fiscal Agent may specify.”

2.6                               Amendments to keeping records

Clause 15.4 of the Original Agency Agreement shall be deleted in its entirety and replaced with the following:

“Without prejudice to the obligations of the Fiscal Agent under Clause 15.2, the Fiscal Agent shall keep a full and complete record of: (a) all Notes, Receipts, Coupons and Talons (other than serial numbers of Coupons) and of their Write-Down, redemption, purchase on behalf of the Issuer or any of its Subsidiaries and cancellation, payment or replacement (as the case may be) and (b) all replacement Notes, Receipts, Coupons or Talons issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes, Receipts, Coupons or Talons. The Fiscal Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of ten years from the Relevant Date in respect of such Coupons and (in the case of Talons) indefinitely either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged. The Fiscal Agent shall at all reasonable times make the record available to the Issuer and any persons authorised by it for inspection and for the taking of copies of it or extracts from it.”

2.7                               Amendments to instructions on reduction

Clause 15.5 of the Original Agency Agreement shall be deleted in its entirety and replaced with the following:

“The Issuer authorises and instructs (a) the Fiscal Agent, in the case of any Bearer Global Note that is a CGN, to endorse or to arrange for the endorsement of the relevant Bearer Global Note to reflect the reduction in the nominal amount represented by it by the amount so redeemed or purchased and cancelled, (b) the Registrar, in the case of any Registered Global Note, to endorse or to arrange for the endorsement of the Registered Global Note to reflect the reduction in the nominal amount represented by it by the amount so Written-Down in accordance with Condition 6.1, redeemed or purchased and cancelled and (c) in the case of any Bearer Global Note that is a NGN and in the case of any Registered Global Note that is held under the NSS, to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such redemption or purchase and cancellation, as the case may be; provided that, in the case of a purchase or cancellation, the Issuer has notified the Fiscal Agent or the Registrar, as the case may be, of the same in accordance with Clause 15.1.”

2.8                               Amendments to the Terms and Conditions of the Notes

Schedule 2 of the Original Agency Agreement shall be deemed to be deleted in its entirety and replaced by the new Schedule 2, as set out in Annex 2 to this Agreement.

3.                                      GENERAL

This Agreement supplements and, in respect of the Notes only, should be read in conjunction with the Original Agency Agreement. The amendments contemplated by this Agreement shall take effect from the date hereof. Save for the amendments to the Original Agency Agreement expressly provided herein, all terms and conditions of the Original Agency Agreement shall remain in full force and effect in respect of the Notes. The Original Agency Agreement and this Agreement shall, in respect of the Notes only, henceforth be read and construed together as one document so that all references in the Original Agency Agreement to this Agreement and the Agency Agreement are deemed, in respect of the Notes only, to refer to the Original Agency Agreement as supplemented by this Agreement provided always that in the event of any inconsistency between the Original Agency Agreement and this Agreement, the provisions of this Agreement shall, in respect of the Notes only, prevail.

4.                                      COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

5.                                      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

6.                                      GOVERNING LAW AND SUBMISSION TO JURISDICTION

This Agreement and any non-contractual obligations arising out of or in connection with this Agreement are governed by, and shall be construed in accordance with, the laws of England. Clause 29 of the Original Agency Agreement shall apply to this Agreement as if expressly incorporated herein, mutatis mutandis.

EXECUTION:

The parties have shown their acceptance of the terms of this Agreement by executing it below.

The Issuer

TÜRKİYE VAKIFLAR BANKASI T.A.O.

By:	By:

The Fiscal Agent and Exchange Agent

THE BANK OF NEW YORK MELLON
(acting through its London Branch)

By:

The Registrar and Transfer Agent

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

By:

The other Transfer Agent

THE BANK OF NEW YORK MELLON, NEW YORK BRANCH

By:

ANNEX 1

FORMS OF GLOBAL AND DEFINITIVE NOTES

PART 1

FORM OF REGULATION S GLOBAL NOTE RELATING TO THE ISSUE OF US$[•],000,000 FIXED RATE RESETTABLE TIER 2 NOTES DUE 2027

00	000000	XS[ ]	00	0000000

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE (OR OF A BENEFICIAL INTEREST HEREIN) BY ITS ACCEPTANCE HEREOF (OR OF A BENEFICIAL INTEREST HEREIN) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT IS PURCHASING THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) THAT NO OFFER, SALE, PLEDGE OR OTHER TRANSFER MADE PRIOR TO THE DATE 40 DAYS AFTER THE ISSUE DATE SHALL BE MADE TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (OTHER THAN A DISTRIBUTOR).

THIS NOTE AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF THIS NOTE SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE (OR OF A BENEFICIAL INTEREST HEREIN) SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF (OR OF A BENEFICIAL INTEREST HEREIN), TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING UPON THE HOLDER HEREOF (AND OF BENEFICIAL INTERESTS HEREIN) AND ALL FUTURE HOLDERS OF THIS NOTE (AND BENEFICIAL INTERESTS HEREIN) AND ANY NOTES ISSUED IN EXCHANGE OR SUBSTITUTION HEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).

EACH PURCHASER AND TRANSFEREE (AND IF THE PURCHASER OR TRANSFEREE IS A PLAN, THEN ITS FIDUCIARY) OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND

WARRANT THAT EITHER: (a) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WILL NOT BE, ACQUIRING OR HOLDING THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WITH THE ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, ANY “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING OR A U.S. GOVERNMENTAL PLAN , CHURCH PLAN OR NON-U.S. PLAN THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR (b) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

TÜRKİYE VAKIFLAR BANKASI T.A.O.
REGULATION S GLOBAL NOTE

Türkiye Vakıflar Bankası T.A.O. (the “Issuer”) hereby certifies that The Bank of New York Depository (Nominees) Limited is, at the date hereof, entered in the Register as the holder of the aggregate nominal amount of US$[  ] of a duly authorised issue of Notes (the “Notes”) described, and having the provisions specified, in the Conditions (as defined below). References in this Global Note to the Conditions shall be to the Terms and Conditions of the Notes attached hereto and set out in Schedule 2 to the Agency Agreement (as defined below).

Words and expressions defined or set out in the Conditions shall have the same meaning when used in this Global Note.

This Global Note is issued subject to, and with the benefit of, the Conditions and an amended and restated agency agreement dated 17 April 2015, as supplemented by the supplemental agency agreement dated 18 April 2016, amended by the amendment agreement dated 9 June 2016 and further supplemented by the supplemental agency agreement dated [  ] February 2017 (the “Agency Agreement”, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) made among the Issuer, The Bank of New York Mellon (Luxembourg) S.A. (the “Registrar”) and the other Agents named in it.

Subject to and in accordance with the Conditions, the registered holder of this Global Note is entitled to receive on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of such Notes on each such date and interest (if any) on the nominal amount of such Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other amounts payable under the Conditions, all in accordance with the Conditions.

On any Write-Down, redemption or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such Write-Down, redemption, payment or purchase and cancellation (as the case may be) shall be entered by the Registrar in the Register. Upon any such Write-Down, redemption, or purchase and cancellation, the nominal amount of the Notes held by the registered holder hereof shall be reduced by the nominal amount of the Notes so Written-Down, redeemed or purchased and cancelled. The nominal amount of the Notes held by the registered holder hereof following any such Write-Down, redemption or purchase and cancellation or any transfer or exchange as referred to below shall be that amount most recently entered in the Register.

Notes represented by this Global Note are transferable only in accordance with, and subject to, the provisions of this Global Note (including the legend set out above) and of Condition 2 (Transfers of Notes) and the rules and operating procedures of Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream, Luxembourg”).

This Global Note may be exchanged in whole but not in part (free of charge) for Definitive Registered Notes in the form set out in Part VIII of Schedule 6 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Registered Notes only upon the occurrence of an Exchange Event).

An “Exchange Event” means:

(1)                                 an Event of Default exists; or

(2)                                 the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

(3)                                 the Issuer has or will become subject to adverse tax consequences that would not be suffered were the Notes represented by this Global Note in definitive form.

The Issuer will promptly give notice to Noteholders of the Notes represented hereby in accordance with Condition 14 (Notices) upon the occurrence of an Exchange Event. In the event of the occurrence of any Exchange Event, Euroclear and/or Clearstream, Luxembourg, as the case may be, acting on the instructions of any holder of an interest in this Global Note may give notice to the Registrar requesting exchange and, in the event of the occurrence of an Exchange Event as described in (3) above, the Issuer may also give notice to the Registrar requesting exchange. Any exchange shall occur no later than 45 days after the date of receipt of the relevant notice by the Registrar.

Exchanges will be made upon presentation of this Global Note at the office of the Registrar at [Vertigo Building — Polaris, 2-4 rue Eugene Ruppert, 2453 Luxembourg](1) by the holder of it on any day (other than a Saturday or Sunday) on which banks are open for general business in Luxembourg. The aggregate nominal amount of Definitive Registered Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note.

On an exchange in whole or Write-Down in full of this Global Note, this Global Note shall be surrendered to the Registrar.

On any exchange, transfer or Write-Down following which either: (a) the Notes are Written-Down in full or the Notes represented by this Global Note are no longer to be so represented or (b) the Notes are Written-Down in part only or the Notes not so represented are to be so represented, details of the Write-Down or transfer shall be entered by the Registrar in the Register, following which the nominal amount of this Global Note and the Notes held by the registered holder of this Global Note shall be increased or reduced (as the case may be) by the nominal amount so Written-Down or transferred.

Until the exchange of the whole of this Global Note, the registered holder of this Global Note shall in all respects (except as otherwise provided in this Global Note and in the Conditions) be entitled to the same benefits as if he were the registered holder of Definitive Registered Notes represented by this Global Note.

In the event that this Global Note (or any part of it) has become due and repayable in accordance with the Conditions or that the Maturity Date has occurred and, in either case, payment in full of the amount due has not been made to the registered holder of this Global Note in accordance with the provisions set out above then holders of interests in this Global

(1)         BNYM Team to reconfirm specified office

Note will become entitled to proceed directly against the Issuer on the basis of statements of account provided by Euroclear and Clearstream, Luxembourg, as the case may be, on, and subject to the terms of, a deed of covenant executed by the Issuer on 17 April 2015, as amended by the amendment agreement dated 9 June 2016, in respect of the Notes issued under the Programme Agreement pursuant to which this Global Note is issued.

This Global Note is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this Global Note.

If this Global Note is registered in the name of a nominee for DTC, transfers of this Global Note shall be limited to transfers in whole, but not in part, to DTC or any other nominee of DTC.

The statements in the legend set out above are an integral part of the terms of this Global Note and, by acceptance of this Global Note, the registered holder of this Global Note agrees to be subject to and bound by the terms and provisions set out in the legend.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person that exists or is available apart from that Act.

If any provision in or obligation under this Global Note is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair: (a) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Global Note, and (b) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Global Note.

This Global Note and any non-contractual obligations arising out of or in connection with this Global Note are governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by the Registrar.

IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.

TÜRKİYE VAKIFLAR BANKASI T.A.O.

By:	By:

Title:	Title:

Authenticated without recourse, warranty or liability by

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as Registrar

By:

PART II

FORM OF RULE 144A GLOBAL NOTE RELATING TO THE ISSUE OF US$[•],000,000 FIXED RATE RESETTABLE TIER 2 NOTES DUE 2027

00	000000	US[ ]	00	0000000

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS NOTE (OR OF A BENEFICIAL INTEREST HEREIN) BY ITS ACCEPTANCE HEREOF (OR OF A BENEFICIAL INTEREST HEREIN): (a) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (b) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) THAT IT WILL NOT PRIOR TO: (i) THE DATE THAT IS ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ISSUE DATE OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE (AS DEFINED IN RULE 144) OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), OR (ii) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) EXCEPT: (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE UPON RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH THE RELEVANT SECURITIES LAWS OF ANY APPLICABLE JURISDICTION; PROVIDED THAT THE ISSUER SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER, AND (c) AGREES THAT IT WILL

GIVE TO EACH PERSON TO WHOM THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER HEREOF AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERM “OFFSHORE TRANSACTION” HAS THE MEANING GIVEN TO IT BY REGULATION S UNDER THE SECURITIES ACT.

THIS NOTE AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF THIS NOTE SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE (OR OF A BENEFICIAL INTEREST HEREIN) SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF (OR OF A BENEFICIAL INTEREST HEREIN), TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING UPON THE HOLDER HEREOF (AND OF BENEFICIAL INTERESTS HEREIN) AND ALL FUTURE HOLDERS OF THIS NOTE (AND BENEFICIAL INTERESTS HEREIN) AND ANY NOTES ISSUED IN EXCHANGE OR SUBSTITUTION HEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY REGISTERED NOTE ISSUED IN EXCHANGE FOR THIS GLOBAL NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORISED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THIS GLOBAL NOTE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS LEGEND. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THIS LEGEND.

EACH PURCHASER AND TRANSFEREE (AND IF THE PURCHASER OR TRANSFEREE IS A PLAN, THEN ITS FIDUCIARY OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER: (a) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS

NOTE (OR A BENEFICIAL INTEREST HEREIN) WILL NOT BE, ACQUIRING OR HOLDING THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WITH THE ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, ANY “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING OR A U.S. GOVERNMENTAL PLAN , CHURCH PLAN OR NON-U.S. PLAN THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR (b) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

TÜRKİYE VAKIFLAR BANKASI T.A.O.
RULE 144A GLOBAL NOTE

Türkiye Vakıflar Bankası T.A.O. (the “Issuer”) hereby certifies that Cede & Co., as nominee for The Depository Trust Company, is, at the date hereof, entered in the Register as the holder of the aggregate nominal amount of US$[  ] of a duly authorised issue of Notes (the “Notes”) described, and having the provisions specified, in the Conditions (as defined below). References in this Global Note to the Conditions shall be to the Terms and Conditions of the Notes attached hereto and set out in Schedule 2 to the Agency Agreement (as defined below).

Words and expressions defined or set out in the Conditions shall have the same meaning when used in this Global Note.

This Global Note is issued subject to, and with the benefit of, the Conditions and an amended and restated agency agreement dated 17 April 2015, as supplemented by the supplemental agency agreement dated 18 April 2016, amended by the amendment agreement dated 9 June 2016 and further supplemented by the supplemental agency agreement dated [  ] February 2017 (the “Agency Agreement”, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) made among the Issuer, The Bank of New York Mellon (Luxembourg) S.A. (the “Registrar”) and the other Agents named in it.

Subject to and in accordance with the Conditions, the registered holder of this Global Note is entitled to receive on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of such Notes on each such date and interest (if any) on the nominal amount of such Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other amounts payable under the Conditions, all in accordance with the Conditions.

On any Write-Down, redemption or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such Write-Down, redemption, payment or purchase and cancellation (as the case may be) shall be entered by the Registrar in the Register. Upon any such Write-Down, redemption or purchase and cancellation as aforesaid, the nominal amount of the Notes held by the registered holder hereof shall be reduced by the nominal amount of the Notes so Written-Down, redeemed or purchased and cancelled. The nominal amount of the Notes held by the registered holder hereof following any such Write-Down, redemption or purchase and cancellation or any transfer or exchange as referred to below shall be that amount most recently entered in the Register.

Notes represented by this Global Note are transferable only in accordance with, and subject to, the provisions of this Global Note (including the legend set out above) and of Condition 2 (Transfers of Notes) and the rules and operating procedures of The Depository Trust Company (“DTC”).

This Global Note may be exchanged in whole but not in part (free of charge) for Definitive Registered Notes in the form set out in Part VIII of Schedule 6 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Registered Notes only upon the occurrence of an Exchange Event).

An “Exchange Event” means:

(1)                                 an Event of Default exists; or

(2)                                 either DTC has notified the Issuer that it is unwilling or unable to continue to act as depositary for the Notes and no alternative clearing system is available or DTC has ceased to constitute a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended, and no alternative clearing system is available; or

(3)                                 the Issuer has or will become subject to adverse tax consequences that would not be suffered were the Notes represented by this Global Note in definitive form.

The Issuer will promptly give notice to Noteholders of the Notes represented hereby in accordance with Condition 14 (Notices) upon the occurrence of an Exchange Event. In the event of the occurrence of any Exchange Event, DTC, acting on the instructions of any holder of an interest in this Global Note may give notice to the Registrar requesting exchange and, in the event of the occurrence of an Exchange Event as described in (3) above, the Issuer may also give notice to the Registrar requesting exchange. Any exchange shall occur no later than 45 days after the date of receipt of the relevant notice by the Registrar.

Exchanges will be made upon presentation of this Global Note at the office of the Registrar at [Vertigo Building — Polaris, 2-4 rue Eugene Ruppert, 2453 Luxembourg](2) by the holder of it on any day (other than a Saturday or Sunday) on which banks are open for general business in Luxembourg. The aggregate nominal amount of Definitive Registered Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note.

On an exchange in whole or Write-Down in full of this Global Note, this Global Note shall be surrendered to the Registrar.

On any exchange, transfer or Write-Down following which either: (a) the Notes are Written-Down in full or the Notes represented by this Global Note are no longer to be so represented or (b) the Notes are Written-Down in part only or the Notes not so represented are to be so represented, details of the Write-Down or transfer shall be entered by the Registrar in the Register, following which the nominal amount of this Global Note and the Notes held by the registered holder of this Global Note shall be increased or reduced (as the case may be) by the nominal amount so Written-Down or transferred.

Until the exchange of the whole of this Global Note, the registered holder of this Global Note shall in all respects (except as otherwise provided in this Global Note and in the Conditions) be entitled to the same benefits as if he were the registered holder of Definitive Registered Notes represented by this Global Note.

In the event that this Global Note (or any part of it) has become due and repayable in accordance with the Conditions or that the Maturity Date has occurred and, in either case, payment in full of the amount due has not been made to the registered holder of this Global Note in accordance with the provisions set out above then holders of interests in this Global Note will become entitled to proceed directly against the Issuer on the basis of statements of

(2)         BNYM Team to reconfirm address

account provided by DTC on, and subject to the terms of, a deed of covenant executed by the Issuer on 17 April 2015, as amended by the amendment agreement dated 9 June 2016, in respect of the Notes issued under the Programme Agreement pursuant to which this Global Note is issued.

This Global Note is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this Global Note.

Transfers of this Global Note shall be limited to transfers in whole, but not in part, to DTC or any other nominee of DTC.

The statements in the legend set out above are an integral part of the terms of this Global Note and, by acceptance of this Global Note, the registered holder of this Global Note agrees to be subject to and bound by the terms and provisions set out in the legend.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person that exists or is available apart from that Act.

If any provision in or obligation under this Global Note is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair: (a) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Global Note, and (b) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Global Note.

This Global Note and any non-contractual obligations arising out of or in connection with this Global Note are governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by the Registrar.

IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.

TÜRKİYE VAKIFLAR BANKASI T.A.O.

By:	By:

Title:	Title:

Authenticated without recourse, warranty or liability by

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as Registrar

By:

PART III

FORM OF DEFINITIVE REGISTERED NOTE RELATING TO THE ISSUE OF US$[•],000,000 FIXED RATE RESETTABLE TIER 2 NOTES DUE 2027

00	000000	[ISIN]	00	0000000

TÜRKİYE VAKIFLAR BANKASI T.A.O.

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, EACH HOLDER OF A BENEFICIAL INTEREST HEREIN: (A) REPRESENTS THAT: (1) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING BENEFICIAL INTERESTS HEREIN FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS OR (2) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”); (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER BENEFICIAL INTERESTS HEREIN EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE LAST ISSUE DATE FOR THE SERIES AND THE LAST DATE ON WHICH THE ISSUER OR AN AFFILIATE OF THE ISSUER WAS THE OWNER OF SUCH SECURITIES OTHER THAN: (1) TO THE ISSUER OR ANY AFFILIATE THEREOF, (2) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (4) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; AND (C) IT AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM BENEFICIAL INTERESTS HEREIN ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS NOTE AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF SUCH SECURITIES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND

PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF BENEFICIAL INTERESTS HEREIN SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE THEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF THE HOLDERS OF SUCH SECURITIES WHICH SHALL BE CONCLUSIVE AND BINDING ON SUCH HOLDER AND ALL FUTURE HOLDERS OF BENEFICIAL INTERESTS HEREIN AND ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).](1)

Türkiye Vakıflar Bankası T.A.O. (the “Issuer”) hereby certifies that [                            ] is/are, at the date of this Note, entered in the Register as the holder(s) of the aggregate nominal amount of US$[                    ] of a duly authorised issue of Notes (the “Notes”) described, and having the provisions specified, in the Conditions (as defined below). References in this Note to the Conditions shall be to the Terms and Conditions set out in Schedule 2 to the Agency Agreement (as defined below).

Words and expressions defined or set out in the Conditions shall have the same meaning when used in this Note.

This Note is issued subject to, and with the benefit of, the Conditions and an amended and restated agency agreement dated 17 April 2015, as supplemented by the supplemental agency agreement dated 18 April 2016, amended by the amendment agreement dated 9 June 2016 and further supplemented by the supplemental agency agreement dated [  ] February 2017 (the “Agency Agreement”, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) made among the Issuer, The Bank of New York Mellon (Luxembourg) S.A. (the “Registrar”) and the other Agents named in it.

Subject to and in accordance with the Conditions, the registered holder(s) of this Note is/are entitled to receive on the Maturity Date and/or on such earlier date(s) as this Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of this Note on each such due date and interest (if any) on this Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, all in accordance with the Conditions.

This Note is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this Note.

[The statements in the legend set out above are an integral part of the terms of this Note and, by acceptance of this Note, the registered holder of this Note agrees to be subject to and bound by the terms and provisions set out in the legend.](1)

(1)         To be included on Rule 144A Notes only.

This Note shall not be valid unless authenticated by the Registrar.

IN WITNESS whereof the Issuer has caused this Note to be duly executed on its behalf.

TÜRKİYE VAKIFLAR BANKASI T.A.O.

By:	By:

Authenticated without recourse, warranty or liability by

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as Registrar

By:

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)

[Specified Currency][      ] nominal amount of this Note and all rights hereunder, hereby irrevocably constituting and appointing [The Bank of New York Mellon (Luxembourg) S.A.] as attorney to transfer such principal amount of this Note in the register maintained by Türkiye Vakıflar Bankası T.A.O. with full power of substitution.

Signature(s)

Date:

NOTE:

1.                                      This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions (including, if required a duly completed certification in the form set out in Schedule 8 to the Agency Agreement) and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or (a) in the case of a company incorporated in England and Wales under the hand of two of its officers duly authorised in writing or (b) in the case of a foreign company by way of signature of any person(s) who under laws of that company is/are acting under the authority of the company and, in the case of (a) and (b), the document so authorising such officers must be delivered with this form of transfer.

The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Note in every particular, without alteration or enlargement or any change whatever.

ANNEX 2

TERMS AND CONDITIONS OF THE NOTES

[TO BE INCLUDED WHEN THE CONDITIONS ARE FINALIZED]